Exhibit 10.24(b)

Text Encoding: CMBC-HT041 (GS2007)

Maximum Guarantee Contract

(Applicable where the guarantor is a unit)

No.: GGBZ 2017 SSBZEZ No. 005-2

HUIZHOU HIGHPOWER TECHNOLOGY CO., LTD. (Seal)

CHINA MINSHENG BANKING CORP., LTD. SHENZHEN BRANCH (Seal)

CHINA MINSHENG BANKING CORP., LTD.

Maximum Guarantee Contract

Guarantor: Huizhou Highpower Technology Co., Ltd. (hereinafter referred to as Party A)

Address: Xinhu Industrial Development Zone, Ma’an Town, Huicheng District, Huizhou City

P. C.:

Legal Representative / Main Principal: Pan Dangyu

Tel.:

Fax:

Opening Bank:

Account No.:

Creditor: CHINA MINSHENG BANKING CORP., LTD. SHENZHEN BRANCH (hereinafter referred to as Party B)

Address:

P. C.: 518048

Legal Representative / Main Principal: Wu Xinjun

Tel.:

Fax:

In order to ensure the performance of the Main Contract made and entered into by and between Party B and SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. (hereinafter referred to as “Debtor of the Main Contract”), Party A is willing to provide maximum guarantee for all/par of the debts under the Main Contract. IN WITNESS WHEREOF, Party A and Party B conclude and sign this Contract through friendly consultation in accordance with relevant national laws and regulations.

Chapter 1 Category of the Principal Creditor’s Right Guaranteed and Maximum Amount of Debts

Article 1 The Main Contract of this Contract is selected as follows:

☑ The Comprehensive Credit Granting Contract of 2017 SSBZEZ No. 005 made and entered into by and between Party B and the Debtor of the Main Contract, this Contract, and the specific business contracts, applications IOU, and certificates of creditor’s rights or electronic data under this Contract shall constitute the Main Contract of this Contract;

☒ All of continuously made and entered into by and between Party B and the Debtor of the Main Contract during the period of the principal creditor’s right specified in Article 3 herein shall constitute the Main Contract of this Contract. The amount of all the outstanding principals used by the Debtor of this Contract at any time shall not exceed the limit specified in Article 2 herein. However, within this limit, the Debtor of the Main Contract may apply for recycling the limit of all the outstanding principals.

Article 2 The maximum amount of debts guaranteed by Party A is: (currency) RMB, (amount in words): twenty million Yuan only.

The maximum amount of debts is the maximum limit for balance of principals, defined as follows:

The maximum limit for balance of principals is the maximum limit for principals of principal creditor’s rights only. If the principal does not exceed the said limit, Party A is willing to undertake joint guarantee liability for all the accounts payable within the scope specified in Article 6 of this Contract.

Chapter 2 Period of the Principal Creditor’s Right Guaranteed

Article 3 The period of the principal credit’s right guaranteed under this Contract shall be from Nov 14, 2017 to Nov 14, 2018. The stipulations of this article have the following meanings:

3.1 If the business specified in the Main Contract is a loan business, the date of release of each loan shall not be later than the expiry date of this period.

3.2 If the business specified in the Main Contract is a business of acceptance of bill/discount/ opening of L/C/ opening of letter of guarantee (or letter of guarantee for the release of goods), the date of draft of acceptance of bill/discount/ opening of L/C/ opening of letter of guarantee (or letter of guarantee for the release of goods) shall not be later than the expiry date of this period.

Chapter 3 Guarantee Method

Article 4 Joint liability guarantee is adopted as the method of guarantee by Party A.

Article 5 Besides the guarantee method specified in this Contract, if there is any other guarantee under the Main Contract (including the Debtor of the Main Contract provides mortgage/pledge guarantee for Party B to the extent of the Debtor’s own property), Party A’s guarantee liability undertaken for Party B shall not be affected by any other guarantee nor be exempted or reduced arising therefrom. Party B is entitled to select to exercise the guarantee right under this Contract first and Party A waives the prior right of defense of any other guarantee. If Party B’s priority to gain compensation from the said mortgage right/pledge right is lost or reduced due to Party B’s waiver of the mortgage right/pledge right for the property of the Debtor of the Main Contract for any reason or due to Party B’s change of the sequence or contents of the mortgage right/pledge right, as promised by Party A, Party A’s guarantee liability undertaken for Party B shall not be exempted or reduced.

Chapter 4 Scope of Guarantee

Article 6 Party A’s guarantee scope: the maximum principal of the principal creditor’s rights specified in Article 2 of this Contract and other accounts payable (including but not limited to interest, default interest, compound interest, penalty, damages, expenses for realizing creditor’s rights and guarantee right (including but not limited to legal cost, attorney fee and business traveling expenses), and all other reasonable expenses payable). Other accounts payable specified in the said scope shall be included in the scope of guarantee liability undertaken by Party A but shall not be included in the maximum limit for balance of principals guaranteed under this Contract.

Article 7 The funds (including the funds Party B obtains from exercising the right specified in sub-clause 12.2 of this Contract) that Party A pays Party B for the purpose for performing Party A’s responsibility under this Contract shall be paid according to the following order: (1) Party B’s expenses for realizing creditor’s rights and guarantee right; (2) damages; (3) penalty; (4) compound interest; (5) default interest; (6) interest; (7) principal. Party B is entitled to change the said order.

Chapter 5 Determination of the Creditor’s Right Guaranteed

Article 8 The creditor’s right guaranteed under this Contract shall be determined under any one of the following circumstances:

8.1 the period of the principal creditor’s right specified in Article 3 of this Contract expires;

8.2 the Main Creditor announces acceleration of all debts under the Main Contract by law or according to relevant stipulations of the Main Contract;

8.3 other circumstances for determining the creditor’s right guaranteed prescribed by law.

Article 9 When the creditor’s right guaranteed under this Contract is determined, the following shall become effective:

9.1 When the creditor’s right guaranteed under this Contract is determined, the outstanding creditor’s right under the Main Contract shall be included in the scope of the creditor’s right guaranteed no matter whether the performance period of the creditor’s right has expired or not or there is any other additional condition.

9.2 When the creditor’s right guaranteed under this Contract is determined, all funds other than principals specified in Article 6 of this Contract shall be included in the scope of the creditor’s right guaranteed no matter whether the funds have been occurred or not;

9.3 From the date when the creditor’s right guaranteed under this Contract is determined to the date of full repayment of the creditor’s right guaranteed, if the Debtor of the Main Contract fails to perform the obligation of repayment of debts, Party B shall have the right to directly claim Party A for compensation and Party A shall repay Party B relevant debts immediately.

Chapter 6 Guarantee Period

Article 10 The guarantee period of the guarantee liability undertaken by Party A shall be two years and the date of start shall be determined according to the following method:

10.1 If the expiry date of the performance period of a debt under the Main Contract is early than or equals to the date of determination of the creditor’s right guaranteed, the guarantee period of the guarantee liability undertaken by Party A for the debt shall start from the date of determination of the creditor’s right guaranteed;

10.2 If the expiry date of the performance period of a debt under the Main Contract is later than the date of determination of the creditor’s right guaranteed, the guarantee period of the guarantee liability undertaken by Party A for the debt shall start from the expiry date of the performance period of this debt;

10.3 The term “expiry date of the performance period of a debt” indicated in the preceding paragraph includes the expiry date of the debt when the Debtor of the Main Contract repays the debt by installments and also includes the expiry date of acceleration announced by the Creditor according to the stipulations of the Main Contract;

10.4 If the business under the Main Contract is a business of letter of credit, bank acceptance bill, letter of guarantee or letter of guarantee for the release of goods, the date of external payment shall be deemed as the expiry date of the performance period of the debt.

Chapter 7 Both Parties’ Rights and Obligations

Article 11 Rights and obligations of Party A

11.1 Party A is a legal person duly established and validly existing, has the capacity for civil rights and the capacity for civil conducts for signing and executing this Contract, and has obtained all necessary licenses, approvals, registration and files required for signature of this Contract;

11.2 All the internal authorization formalities required for Party A for signing this Contract have been completely handled and become fully effective. Party A’s signature of this Contract and performance of its obligations under this Contract shall not conflict with the current articles of association and the internal rules and regulations, or any other contract, agreement and document binding upon Party A.

11.3 Party A shall ensure the authenticity, legitimacy and effectiveness of the documents that Party A provides Party B for demonstrating Party A’s legal identity and its ability for performing the guarantee liability under this Contract;

11.4 When the creditor’s right guaranteed under this Contract is determined, if the Debtor of the Main Contract fails to perform the debt prior to the expiry date of the performance period of the debt, Party A shall have the obligation to make payment to Party b immediately on the date of receiving of Party B’s written notice;

11.5 When giving guarantee under this Guarantee Contract, Party A is not involved in any litigation or arbitration which may be sufficient to affect its ability for undertaking the guarantee liability under this Contract;

11.6 Party A shall not bear the guarantee liability under the Guarantee Contract when the Debtor of the Main Contract has repaid all the debts under the Main Contract on schedule;

11.7 During the guarantee period, Party B may transfer to a third party the creditor’s right under the Main Contract without obtaining Party A’s consent, and Party A shall continue to undertake guarantee liability;

11.8 If the Debtor of the Main Contract and Party B changes the Main Contract through signing an agreement, Party A’s consent may not be obtained if such change does not increase the Debtor’s debts. However, if such change extends the term or increases the amount of principle of the principal creditor’s right guaranteed by Party A or allows transfer of debts by the Debtor of the Main Contract, Party A’s consent shall be obtained. Party A commits to undertake guarantee liability according to the Main Contract after change;

11.9 During the valid period of this Contract, Party B shall be notified thirty days in advance where there is any change of Party A’s operation mechanism, registered capital, equity, or Party A sells, transfers or disposes by any other means its material assets. Party B shall be notified within seven days if Party A's address, name or legal representative is changed;

11.10 If Party A provides guarantee for any other third party during the valid period of this Contract, Party B’s rights and interests shall not be damaged.

11.11 Loans under the Main Contract may be used for borrowing for repaying. Party A is willing to undertake guarantee liability.

11.12 If the Debtor of the Main Contract changes the purpose of the funds at random, Party A shall undertake guarantee liability for the debts under the Main Contract and the default interest and penalty arising from misappropriation of funds.

Article 12 Rights and obligations of Party B

12.1 Party B is entitled to demand Party A at any time to provide the financial reports, financial statements or other data reflecting Party A’s operation conditions and credit status;

12.2 If Party B demands Party a to undertake guarantee liability according to the stipulations of this Contract, Party A authorizes Party B to deduct relevant funds directly from the account opened with the bank institutions of China Minsheng Banking designated by Party A. With respect to the part insufficient for deduction, Party B is entitled to make deduction from any other account opened by Party A with the bank institutions of China Minsheng Banking or demand Party A to make repayment. Party B shall not bear any responsibility for losses on interest and any other losses caused to Party A arising from Party B’s behavior of deduction;

12.3 Party A may not be notified when Party B and the Debtor of the Main Contract sign a specific business contract (or agreement) on a specific credit granting business under the Main Contract.

Chapter 8 Liabilities for Breach of Contract

Article 13 When this Contract becomes effective, Party A and Party B shall perform the obligations specified in this Contract. Any party which fails to wholly or partly perform its obligations specified herein shall undertake relevant liabilities for breach of contract and make compensation for losses caused to the other party.

Chapter 9 Contract Effectiveness, Change and Termination

Article 14 This Contract shall become effective when both Parties’ legal representatives/main principals or authorized agents sign or seal and both Parties affix their official seals/special contract seals.

Article 15 When the Contract comes into force, Party A and Party B shall not change or cancel the Contract in advance at random. Should the Contract be changed or cancelled, a written agreement shall be reached and concluded upon unanimity through consultation.

Chapter 10 Dispute Settlement

Article 16 Any and all disputes between Party A and Party B arising from and in connection with the execution of this Contract shall be settled through consultation between both Parties. Where consultation fails, the dispute shall be governed by the people’s court at the location where Party B is located.

Chapter 11 Supplementary Provisions

Article 17 Notice and service

17.1 Any and all notices or written communications that one party sends to the other party under this Contract, including (but not limited to) any and all written documents or notices which must be sent under this Contract, shall be sent by registered post, fax, special delivery or other means to the address of the other party given on the first page of this Contract;

17.2 If sent by registered post, the forth day after the said document or notice is posted shall be deemed as the date of service and receiving; if sent by fax, the date indicated in the receipt of being sent successfully shall be deemed as the date of service and receiving; if sent by special delivery, the date when the special person sends the said document or notice to the address of the addressee shall be deemed as the date of service and receiving. In case of change of any contact information, the related party shall notify the other party in writing of the contact information changed within seven days after such change. Then, the notices, documents or applications specified herein shall be sent according to the contact information after the change.

Article 18 The validity of this Contract shall be independent of this Contract and may not be affected by the invalidity of the Main Contract.

Article 19 Other provisions agreed by both Parties

Article 20 This Contract has been made out in two originals, for Party A, Party B and the related party each holding one, which shall be equally authentic.

Article 21 When this Contract is signed, Party B has explained and interpreted in details all the terms and conditions of this Contract to Party A, and both Parties have no objection to the terms and conditions of this Contract. Both Parties have accurate understanding of the legal meaning of their corresponding rights and obligations, limitation of responsibilities or disclaimers.

Article 22 Both Parties agree and authorize Party B irrevocably to report relevant information to the financial credit information database established by the State. Such information shall include the name, registered address and other related information of this institution, the transaction records, credit information and bad information (including failure to perform obligations of this Contract, the institution’s performance of obligations and enforcement ruled or judged by the people’s court, and other relevant bad information prescribed by laws and regulations) generated during business activities and performance activities of this institution under this Contract.

This Contract is signed by Party A and Party B in Shenzhen.

Party A: HUIZHOU HIGHPOWER TECHNOLOGY CO., LTD. (Seal) (Seal)

Legal Representative / Main Principal:	(Signature)

Date:

Party B: CHINA MINSHENG BANKING CORP., LTD. SHENZHEN BRANCH (Seal) (Seal)

Legal Representative / Main Principal:	(Signature)

(Or Authorized Agent)	(Signature or Seal)

Date: